Exhibit 99.1

This transcript was transcribed and prepared by an independent reporting agency.

Operator

Thank you and welcome to the Second Quarter and First Half of 2005 Financial Results Conference Call for DrugMax Incorporated. My name is Angela and I will be your coordinator for today.

[Operator Instructions].

And now I’d like to turn the presentation over to your host for today’s call Ben Shaw (ph). Please proceed.

Ben Shaw DrugMax Inc.

Thank you and welcome everyone to DrugMax’s Second Quarter and First Half 2005 Financial Results Conference Call. Participating on the call today are Ed Mercadante, DrugMax’s Co-Chairman and CEO and James Searson the Company’s CFO.

Before we begin let me first inform you that certain oral statements made by management from time to time and certain statements contained in press releases and period reports issued by DrugMax Inc. including those contained herein that are not historical facts are forward looking statements within the meaning of the private securities reform act of 1995. Because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward looking statements.

Forward looking statements are statements regarding the intent, belief, or current expectations, estimates or projects of DrugMax, its directors or its officers, about DrugMax and the industry in which it operates and include among other items statements regarding DrugMax’s strategies regarding growth and business expansion including its strategy of building an integrated specialty drug distribution platform with multiple sales channels as well as its plans to dispose of certain operation.

Its merger with Familymeds Group Inc. and its plan to integrate the 2 companies. Its financing plans, trends effecting its financial condition or results of operations, and its ability to continue to control costs and to meet it liquidity and other financing needs. Although DrugMax believes that its expectations are based on reasonable assumptions, it can give no assurance that that anticipated results will occur. When used in this report the words expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions are generally intended to identity forward looking statements.

Important factors that could cause the actual results to differ materially from those in the forward looking statements are listed on page 2 of DrugMax’s form 10K filed in April 2005 under the caption, Cautionary Statements. Further information relating to factors that could cause actual results to differ from those anticipated is included under the heading Risk Factors in DrugMax’s form 10K for the year ended January 1, 2005, filed with the US Securities and Exchange Commission. DrugMax disclaims any intention or obligation to update or revise forward-looking statements whether as a result of new information, future events or otherwise.

I would also like to remind everyone about what is included in the Company’s financial results. On November 12, 2004 DrugMax completed its merger with Familymeds. For accounting purposes, Familymeds the specialty pharmacy business was deemed to be the acquirer. The results for the second quarter and 6 months of 2005 represent the combination of the former DrugMax, distribution business and the pharmacy business known as Familymeds. However, the results for the first and second quarter 2004 reflect only the Familymeds results from last year.

Now let me introduce Ed Mercadante, Co-Chairman and CEO of DrugMax.

Ed Mercadante - DrugMax Inc. - Co-Chairman and CEO

Thanks Ben. Good morning and thank you for joining us today for DrugMax’s Second Quarter and First Half 2005 Financial Results Conference Call. My comments today will include a brief review of our core strategy, on going integration, transitional plan, and finally new initiatives we are focusing on going forward. We’ll review our financial performance for the second quarter and first half of 2005 as well as update you on the progress we’re making towards achieving sustained profitable growth.

Joining me this morning is Jim Searson, our recently appointed CFO, who previously served as a member of the Company’s board of directors and chairman of the Company’s audit committee. He will follow my remarks with a detailed discussion of our results. We’ll then be happy to take your questions.

Let me start out. our core strategy remains unchanged. Our channel strategy is to operation specialty pharmacies integrated with mail order distribution in or near medical offices, hospitals, and medical buildings or on site within major employer groups. Our primary product strategy is to provide and distribute pharmaceuticals used in the treatment of chronic and acute diseases and health conditions, concentrating on higher gross margin products specifically, generic drugs, specialty pharmaceuticals, and related health products.

Our key customers are chronically ill, typically older patients or patients with a significant acute health condition, requiring immediate care. In addition, we sell generic and specialty pharmaceuticals to help provider’s, pharmacies, and physicians throughout the US. Our unique market position is defined by being the leader in owning and operating specialty pharmacies at the point of care.

Our locations are concentrated toward health car facilities that serve chronically ill patients. Providing us with the advantage of capturing customers who most often need many prescription drugs, awesome specialty drugs and require higher than customer clinical and personal care. For the purposes of today’s call, I’ll refer to this business as our pharmacy business and the distribution to providers, physicians, and pharmacies as our distribution business.

I’d like to reiterate by stating up front that our merger integration is progressing, and that the premise behind why we combine the former DrugMax with Familymeds continues to be strong. Since the close of the merger and particularly during the first 6 months of 2005, we made significant strides towards our ultimate goal of building an integrated specialty drug distribution platform. With multiple sales channels that would enable us to provide cost effective products to our customers. Both patients and providers.

Our focus during the first 6 months has been to integrate certain drug distribution operations that made up the former DrugMax with the specialty pharmacy operations of Familymeds. On this front I’m pleased to report that in 2005 thus far we’ve made significant operational progress. Though we were delayed in achieving financial synergies from the integration during the second quarter.

Specifically, we completed the conversion of our New Orleans distribution facility to supply our specialty pharmacies with a centralized supply chain distribution platform including servicing branded oral drugs, our own Familymeds formulary generic products and specialty pharmaceuticals. In addition, this facility now support — is now supporting our physician initiatives, other pharmacy and health providers through, through or via email — mail.

The good news is, that our supply chain system of purchasing and distributing drugs has been revamped, and now on an annualized basis we are buying in excess of 150 million for our pharmacy business through our New Orleans facility for our own pharmacies. Our financial results for the first 6 months of 2005 have not been reflective of our Company’s profit potential but, but are reflective of a transitional period while we are focusing on integrating the company and positioning ourselves for the future for profitable growth.

We continue to believe we are — as we’ve mentioned on previous calls, that once we move past this current period of transition our strategy will ultimately result in improved financial performance and profitable growth. Later on in the call, I will discuss additional steps that we’re in the process of implementing that should enable the company to meet this important objective. Overall net revenues for the second quarter of 2005 were 82 million, up 47% from the previous year, reflecting the additional new distribution sales from the former DrugMax and Familymeds combination.

Our pharmacy business revenues for the second quarter of 2005 were 54 million, compared to 55.8 for the same period last year. The decrease overall in pharmacy sales for the first — for the second quarter of this year, as well as — from the second quarter of this year from last year can be attributed to our planned shift of fulfilling more of our prescription and distribution business with lower cost generic drugs, while attempting to achieve higher gross margin dollars per unit or per prescription.

Although our overall business units posted solid sales performance, we were not satisfied with our second quarter gross margins in the overall business, especially in our pharmacy business and the legacy branded pharmaceutical distribution business. The expected gross margin synergies in the pharmacy business were delayed as we worked through higher priced inventory on hand and continued to refine our in stock position, refine our shipping processes and pull through, particularly with regard to our Familymeds generic formulary drugs. Where we expected most of the synergies from.

Our approach is to purchase certain specialty pharmaceuticals in most of our generic drugs directly through a prime source manufacturer. We call this list of drugs our Familymeds formulary. Through the second quarter of 2005, we were purchasing approximately 18% of our overall generic drug utilization through this process. Once totally operational this formulary will serve as the primary source for most generic or specialty drugs used by our pharmacy business and thus improve gross margins accordingly. We believe, we will significantly improve this pull through in each sequential quarter this year.

The expected synergy on purchasing branded oral pharmaceuticals was more evident on the buy side during both Q1 and Q2 of this year. Wherein we are managing our own supply chain through D&K Healthcare, who acts as the primary supplier to our New Orleans distribution facility. We believe our entire supply chain from purchase through final dispensing for our pharmacy business will improve and be more reflected in financials — in our financials for Q3 and Q4. This is as we work through old inventories, centralize more purchasing and institute a perpetual inventory management system.

With regard to expense controls, we told you that we had a plan to eliminate approximately 1 million in annualized expenses from redundant positions as part of our merger strategy. That has been largely accomplished. Now however, we will cut costs by an additional 1.6 million annually, largely through corporate work force reductions and pay roll adjustments — pharmacy payroll adjustments.

We look at our distribution business as 2 separate profit segments. First as the mail order distribution of specialty respiratory and generic pharmaceuticals from our New Orleans facility, directly to health providers and other pharmacies and physicians. This piece of the business is core to the integrated approach we’ve been discussing. The products distributed as part of this specialty segment are higher gross margin pharmaceuticals.

The second segment are sales of largely branded oral pharmaceuticals and over the counter products, as a primary and secondary supplier to mostly independent pharmacies delivered by our own vehicles. This legacy wholesale business was part of the old DrugMax distribution business, and although representing approximately 83 million of top line sales annually, we do not believe it is core to our strategy moving forward and it would require significantly more scale to become more profitable. Thus we believe by exiting this business we can help our overall, ongoing, operating results and improve working capital while, while helping us reduce our debt.

I would now like to spend a few moments discussing our plans for our drug distribution business. First, one of the new initiatives commenced in the first 6 months of 2005 was the focus on building distribution programs to sell largely specialty pharmaceuticals to physicians. We are targeting first of all the medical specialists who are in or close by our existing pharmacy locations today, estimated at over 4000 practitioners. We believe we have several key points that differentiate us from our competitors and uniquely position us to service these doctors as the entire reimbursement landscape continues to change for doctors because of the Medicare changes as they evolve.

Among other advantages we can depot drugs, we can compound those medications and we can deliver inventory of specialty pharmaceuticals at our onsite pharmacies on behalf of physicians. This further leverages our medical campus locations. Secondly, we’ve decided to exit the legacy wholesale distribution business. We’ve engaged a national firm to position this business to be sold to existing strategic buyers who would see the business as accretive to their existing scale. We hope to complete this process during the second half of this year. Thus far, we have had several solid expressions of interest at least — and at least one letter of intent.

We expect that the proceeds from exiting this lower gross margin business will help reduce our senior debt by at least 23%. It will contribute to improvements in working capital and it will contribute to improvements in the overall operating results of the company. In addition as you all know, we announced last week, that Bill LaGamba, the former president of the old DrugMax and our COO has departed the Company as we have revamped our management team, streamlining costs and providing further expertise to more fully concentrate on our future integration distribution initiatives.

In summary, our plan for the distribution business going forward is a product strategy to concentrate on higher gross margin pharmaceuticals through an integrated distribution channel, mail order from New Orleans and integrated delivery from our pharmacies directly to our customers. Now I’d like to address our core pharmacy business. As discussed earlier, we still need work in getting all the synergies we expected when we completed the merger. However, I am firm — firmly believe that we are well on our way to seeing steady improvement in Q3 and Q4 of 2005.

The exciting part of the pharmacy business is all about growth and the growth will come in 4 distinct ways. 1) Growth from organically opening more units in or near medical campuses with over 5000 medical office locations in the US without pharmacies. We think this is an incredible universe to grow in. 2) Growth from potential acquisition of over 1000 US apothecary specialty clinics, pharmacies that exist in medical or near medical locations. This is a highly fragmented marketplace and its perfect for acquiring locations.

3) Growth from growing sales in our existing and new units through active patient and clinical programs directed at medication compliance, medical therapeutic management and cultivating specific higher growth patient populations within specific disease groups like diabetes, oncology, pain management, respiratory and mental health. Our performance and history of success within these areas will help us advance our model for the future. We intend to provide you with additional working metrics to support our overall unit operating results and disease focus going forward.

And, 4) our growth from our employer sponsored work site pharmacy initiative. To date, we’ve opened one such location at the Mohegan Sun Casino to service their employees and dependants. Currently, this pharmacy is exceeding our revenue expectations for the first year. We’re running at greater than 3.6 million annual run rate in revenue and moreover we’re saving our client over 9% on their annual drug expenditure. Our pipeline for expansion with worksite pharmacies remains robust, as employers seek aggressive methods to control overall drug benefit costs.

We believe we are uniquely positioned for significant growth in this emerging trend and we expect to announce a new employer sponsor of this quarter. We want you to all know that the sales cycle on this initiative is quite lengthy. For this initiative it could be as long as 1 year. Thus, we’ve committed more sales resources at cultivating ongoing leads and following up on solid — on the solid response we’re getting by many large public companies. We expect that once this trend really catches on we’ll see explosive demand for our worksite model.

In summary, these are the 4 key elements of our growth plan, which will drive our future results. Jim will now review the second quarter and first 6 months financial results. Jim?

James Searson - DrugMax Inc. - CFO

Thanks Ed. During the second quarter of 2005 net revenues were 82 million or 47% increase compared to 55.8 million for the second quarter 2004. excuse me. And a decrease of 6% compared to net revenues of 87.2 million for the first quarter of 2005. Revenues for the second quarter of 2005 included 54 million of sales related to our specialty pharmacy operation, and 28 million from the drug distribution business.

For the first 6 months of 2005 net revenues were 169.3 million, a 51% increase compared to 112 million for the comparable period in 2004. Revenues for the 6 months, 2005 included 110.4 million of sales related to our specialty pharmacy operations and 58.9 million from the drug distributions. Earnings before interest, taxes, depreciation and amortization, or EBITDA for the second quarter of 2005 was negative 4.6 million compared to positive EBITDA of 1 million for the second quarter of 2004.

EBITDA for the 6-month period ended July 2nd was negative 7.6 million compared to EBITDA of 2.1 million for the comparable period in 2004. EBITDA in the second quarter and first 6 months of 2005 included non-cash compensation charges of 2 million and 3.9 million respectively. As Ed mentioned earlier, we expect to sell our non-core low margined legacy wholesale business in the second half of 2005. that business contributed approximately 1.3 million and 1.9 million of negative EBITDA during the second quarter and first 6 months of 2005 respectively.

Excluding this business and the non-cash compensation charges, EBITDA for the second quarter and first 6 months of 2005 would have been negative 1.3 million and negative 1.7 million respectively. We believe this will significantly improve through the remainder of this year and into 2006 as we implement the steps that Ed has previously outlined. Including cost cutting measures, improvement to our supply chain processes and buying synergies, and a focus on higher gross margin pharmaceuticals through an integrated distribution channel.

Before I discuss some key financial metrics I’d first like to remind everyone that DrugMax’s per share calculations are now based on post merger common stock outstanding, which was approximately 19.9 million shares for the second quarter 2005. Looking at our gross profit, gross profit was — for the second quarter was 10.8 million or 13.2%. This compared to gross profit of 12.3 million or 14.1% for the first quarter 2005 and gross profit of 11.7 million or 20.9% for the second quarter of 2004.

For the first half of 2005, gross profit was 23.1 million or 13.7% for the comparable 2004 period gross profit was 23.4 million or 20.9%. The decrease in gross profit percentage versus the primary — versus the prior year is primarily the result of the inclusion of the lower gross margin drug distribution operations in 2005. The decrease in gross profit percentage versus the first quarter of 2005 relates to changes in our supply chain late in the first quarter as well as further deterioration of margin in that portion of the distribution business we intend to exit.

We expect gross margins, gross profit margins to improve as we continue to emphasize the specialty pharmacy business and begin to see the expected benefits from the purchasing synergies. From a cost perspective, our SG&A expenses for the second quarter of 2005 were 15.5 million compared to 15 — which is flat with 15.5 million for the previous quarter and 10.7 million for the second quarter of 2004.

On a sequential basis, SG&A expenses in the second quarter of 2005 were flat with the first quarter. However, we expect a reduction in the second half of 2005 as cost restructuring activities previously discussed are implemented. For the first half of 2005 SG&A expenses were 31 million, compared to 22.2 million for the same period in 2004. The increases from 2004 relate primarily to factors, which are new to 2005 including the addition of the drug distribution business and non-cash compensation charges.

A non-cash compensation charge of 2 million in the second quarter of 2005 and 3.9 million for the first half of 2005, related to restricted stock and stock options which were principally granted to certain Familymeds employees as part of the merger and which negatively impacted SG&A expenses for 2005. This impact will continue throughout 2005 as the restricted stock and stock options vest, although at a lower run rate than currently.

If you exclude the non-cash compensation charges, SG&A expenses for the second quarter of 2005 would have been 13.5 million and 27 million for the first half of 2005. Net loss available to common shareholders for the second quarter 2005 was 8.8 million or $0.44 per basic and diluted share versus a net loss available to common shareholders of 2.2 million for second quarter of 2004.

Net loss available to common share holders for the first half of 2005 was 14.4 million or $0.73 per basic and diluted share, versus a net loss available to common share holders of 4.3 million for the first half of 2004. Excluding the non-cash compensation charges, which I previously discussed and preferred dividends, DrugMax’s adjusted net loss for the second quarter of 2005 would have been 5.2 million or $0.26 per basic and diluted share, and 8.2 million or $0.42 per basic and diluted share for the second half of 2005.

Now I’d like to make some comments about our balance sheet. From a balance sheet perspective we are showing sequential improvement in overall inventory levels, which have dropped from nearly 46 million at the end of the first quarter to approximately 38 million at the end of the second quarter with a corresponding improvement in turns. But we are not satisfied and are working to reduce inventory levels further as we improve our supply chain processes.

Likewise, accounts receivable decreased from 22 million at the end of the first quarter to 18 million at the end of the second quarter. Also with an improvement in day sales outstanding. Along with these improvements our revolving debt balance has come down from 48 million at the end of the first quarter, to a little bit less than 43 million at the end of the second quarter.

Before turning the call back to Ed I would like to brief — briefly discuss our senior credit facility. As many of you are aware we are in violation of certain bank covenants that were set at the time of the merger in the fourth quarter of 2004. In the meantime, we are working to refinance that facility with another major bank. We currently have a commitment letter from a leading bank which has more favorable terms than our existing facility, and other banks and financial institutions have provided us term sheets.

We are currently evaluating all of these proposals and expect to make a decision by the end of the quarter. Our goal in seeking a refinancing has been to lower our cost of capital, while improving the company’s liquidity. Now I’ll turn it back over to Ed.

Ed Mercadante - DrugMax Inc. - Co-Chairman and CEO

Thanks Jim. Well we’re pleased with the continued strength of our specialty pharmacy business and for the most part on the progress of our merger integration as we move forward we’re intent on addressing our non core distribution business. Its clear to us that this business and particularly the Pennsylvania distribution facility, is not an integral part of our strategy. As a result, we have sharpened our focus on the specialty pharmacy business and the part of the wholesale business that deals directly with distributing pharmaceuticals to physicians.

Our pharmacy business is healthy and producing significant positive EBITDA before corporate overhead. We believe, our variable expenses at the corporate level have been addressed such that now our pharmacy business model is highly leverageable wherein as we grow, through the initiatives that I’ve mentioned earlier, will continue to produce better financial results. In addition, I’d like to thank all our shareholders for the continued support and reiterate our commitment to improving our financial performance.

We’re confidant that as the initiatives we’ve undertaken thus far are actively pursuing and will serve to position our company for a future sustained profitable growth. We’re working hard on this, and we look forward to sharing improving news with you in each of the subsequent quarters of 2005. With that I’ll be happy to take your questions at this point.

QUESTION AND ANSWER

Operator

[Operator Instructions].

Gentlemen your first question will come from the line of Andy Gold with DrugMax. Please proceed.

Andy Gold - DrugMax Inc. - Shareholder

Hi guys, how are you doing?

Ed Mercadante - DrugMax Inc. - Co-Chairman and CEO

Hi Andy how are you doing?

Andy Gold - DrugMax Inc. - Shareholder

I’m doing okay. It doesn’t seem like you guys have much in the way of revenue growth and if you do sell that division out you’re still — assuming you get your gross margins up to 18 to 20%, it still doesn’t get you guys into the profitable mode. How do you get to that profitable mode? You’re at a 50 — if I crunch the numbers you’re at a — that business does like 55 million a quarter roughly can you — you’re corporate overhead is such, is so high that it doesn’t get you profitable. How do you guys get profitable? Describe that.

Ed Mercadante - DrugMax Inc. - Co-Chairman and CEO

I think that the key to profitability Andy is, is getting higher gross margin out of the units we dispense and we sell to physicians. The key is dollars per — per script, or dollars per distributed unit. And as we get our product strategy on focus where we’re distributing higher gross margin product, that’s the key to kind of driving profitability off of the organic base that we have today. I mean, we have to successfully change the market mix on the distribution side which today has been focused largely on branded drugs to more specialty and generic products and once that’s — once we’re doing that, that’s going to be a key.

Our corporate office overhead is — we’ve taken all the costs we think we can take out of it, all the variable costs have been removed, we’re positioned well for growth, our actually our units are producing a sizeable 4-wall EBITDA for us before the corporate overhead, so we think we’re positioned as we grow the more units and grow the units themselves on a per unit level gross margin improvement its not a function of just revenue it’s a function more of the gross margin associated with every unit we produce.

Andy Gold - DrugMax Inc. - Shareholder

How would you get revenue growth, you obviously through the worksite side but really you’re — you have to actually open more pharmacies and do more deals with the doctor’s offices and stuff like that. I mean are you guys doing that? Or — we haven’t seen any of that yet obviously as far as the revenue side.

Ed Mercadante - DrugMax Inc. - Co-Chairman and CEO

Yes, let me, let me try to address those comments. Going back to my comments earlier. It’s really the 4 step process. 1) Absolutely right. We need to open more units, both organically and acquire them and also open more of our onsite employer sponsored pharmacies. And we — you’ve seen limited amount of growth in the first half of this year right now because of 1) our balance sheet issues and 2) because we’ve been focused on integration, but you’re going to see a more accelerated level of growth going forward as we fix our balance sheet, as we improve our, our relationship with a new bank and as more of these onsite pharmacies go forward. But really organically the pharmacies are improving.

Some of the sales increases and some of the unit increases are masked by how, how we convert branded pharmaceuticals to generic. Because for every, every branded pharmaceutical, which is on average about 85 to $90, the conversion to generic is about $23. So its like almost — almost 4 to 1, 3.5 to 1 when we convert a product over we see a revenue decrease, but to compensate for that we see actually an increase on a per unit gross margin increase. So the key to grow is to actually deploy these successful patient programs.

We’ve got 3 patient programs that have been successful thus far this year and we’re going to continue to focus on them. The reliable refill program which is directed towards patient compliance, the program where we give clinical management on, on therapeutic regimen which actually improves the overall patient profile and actually gets more revenues on the specialty side of the business, and then our senior initiatives have been quite successful at driving new revenues.

Andy Gold - DrugMax Inc. - Shareholder

And want to find this — how close are you on selling that brand of business out? Are you — is that weeks, months, years, I mean -?

Ed Mercadante - DrugMax Inc. - Co-Chairman and CEO

I think that consistent with my statements that I’ve made, its going to be sold in the second half of this year. Its not years, its between weeks and months. Let me put it this way.

Andy Gold - DrugMax Inc. - Shareholder

Right.

Ed Mercadante - DrugMax Inc. - Co-Chairman and CEO

Okay? Its not days though, I’m not going to make you — I don’t want to make you believe that its days, its not days away, but we’ve gotten solid response for it.

Andy Gold - DrugMax Inc. - Shareholder

All right. Thank you.

Operator

Your next question comes from the line of Michael Feldman with HST Capital. Please proceed.

Michael Feldman - HST Capital - Analyst

Hey guys.

Ed Mercadante - DrugMax Inc. - Co-Chairman and CEO

Hey Michael.

Michael Feldman - HST Capital - Analyst

A couple quick questions. I think last quarter you mentioned the gross margin for the pharmacy business, are you able to provide that?

Ed Mercadante - DrugMax Inc. - Co-Chairman and CEO

Our overall gross margin on the pharmacy business -.

James Searson - DrugMax Inc. - CFO

Its about, its about 20%. Between — it fluctuates between 20 and 21%.

Michael Feldman - HST Capital - Analyst

So, this quarter is 20 and 21%. So, basically the same as comparable period last quarter, I mean last ...

James Searson - DrugMax Inc. - CFO

...Yes, right.

Michael Feldman - HST Capital - Analyst

Last quarter and then same as last year.

James Searson - DrugMax Inc. - CFO

Last year.

Michael Feldman - HST Capital - Analyst

So — but when you’re saying that the revenue decline is in part due to switching into generics that would lead me to expect to see the gross margin be a little higher.

James Searson - DrugMax Inc. - CFO

Higher percentage.

Michael Feldman - HST Capital - Analyst

Am I misunderstanding the math a little bit?

Ed Mercadante - DrugMax Inc. - Co-Chairman and CEO

Let me try to explain to you the math a little bit. As we switch from branded drugs to generic drugs we actually see about $1.50 to $1.65 pick up on each prescription that we dispense on the generic side. The math gets better on a per unit basis in the dispensing side of selling those generic products. We haven’t caught up.

We haven’t seen in percentage yet, because frankly we are selling on the distribution side this high dollar extremely low margin, actually negative gross margins on some of the distribution business and it masks that. I think as we clear out that business you’re going to kind of see the gross margin percentage increase and you’ll certainly see the results of the higher per unit gross margin on generic drugs.

Michael Feldman - HST Capital - Analyst

But if I’m just comparing specialty to specialty from the past 2 quarters if part of that decrease in sales came from generics then the distribution shouldn’t effect it and if I’m getting — if it’s the same number of scripts and I’m getting more profit per script with generic I would think it would be a — you would see it in the gross margin.

Ed Mercadante - DrugMax Inc. - Co-Chairman and CEO

The gross margin percentage.

Michael Feldman - HST Capital - Analyst

Right.

Ed Mercadante - DrugMax Inc. - Co-Chairman and CEO

Yes, and I think you will see it .

Michael Feldman - HST Capital - Analyst

Right.

Ed Mercadante - DrugMax Inc. - Co-Chairman and CEO

I think that its partially masked because of the inventories we had the older gross margins ....

Michael Feldman - HST Capital - Analyst

...Right I see.

Ed Mercadante - DrugMax Inc. - Co-Chairman and CEO

And inventory, but you will see it.

Michael Feldman - HST Capital - Analyst

Yes, I got you.

Ed Mercadante - DrugMax Inc. - Co-Chairman and CEO

You following what I’m saying?

Michael Feldman - HST Capital - Analyst

I do. And in terms of — I mean I know you cant — you’re not at a stage where you’re really able to give guidance but in terms of the — is there any sort of pro forma number or way that we can start thinking about if you had stripped out the — it sounds — if you were basically working with brand new inventory at the cost you’re going to be paying going forward what would the gross margins have looked like or what would they look like either this quarter or in Q3?

Ed Mercadante - DrugMax Inc. - Co-Chairman and CEO

Well let me try to give you some guidance and let me try to base it off of the kind of gross margins that exist today and going forward. On the branded side, the synergy, we, we’ve already — by switching our supply chain and doing the changes we’ve made on the branded side we’re picking up — and you’ll see more of it coming through in Q3 and Q4, about 100 basis points on branded pharmaceutical dispensing, on the pharmacy side.

Michael Feldman - HST Capital - Analyst

Right.

Ed Mercadante - DrugMax Inc. - Co-Chairman and CEO

Okay, 100 basis points on the branded side. The generics we produce actually somewhere between 1200 and 1500 basis points improvement every time we convert something to generic...

Michael Feldman - HST Capital - Analyst

...Right.

Ed Mercadante - DrugMax Inc. - Co-Chairman and CEO

...On the buying side. So, that’s like a 12% improvement in generic purchasing from where we were before.

Michael Feldman - HST Capital - Analyst

So you’re saying — you’re not saying 1200 basis point in converting the buy, you’re saying in your own — you’re paying 12% less for generics than you used, than you used to pay.

Ed Mercadante - DrugMax Inc. - Co-Chairman and CEO

Exactly. So to give you some guidance which I think we put in the 10K previously, is we said that our synergies we expected between 150 and 250 basis points a pick up on gross margin.

Michael Feldman - HST Capital - Analyst

Right, and that’s still — given the mix of branded and generic...

Ed Mercadante - DrugMax Inc. - Co-Chairman and CEO

...Branded and generic.

Michael Feldman - HST Capital - Analyst

That’s about right.

Ed Mercadante - DrugMax Inc. - Co-Chairman and CEO

Right.

Michael Feldman - HST Capital - Analyst

And, how much of that would you — it sounds like you’re, you had expected a lot of that to be in the first half which didn’t happen, but now you — you’re still confident you’re going to see it in the second half.

Ed Mercadante - DrugMax Inc. - Co-Chairman and CEO

Yes, let me address that. I really wasn’t satisfied with the amount of traction we got in the second quarter. I didn’t really expect any of it in the first quarter at all because we were putting the companies together. But we were so late in the first quarter, switching our supply chain and really kind of getting the warehouse open and buying generic drugs, we had a lot of inventory on hand we had to clear it through, and I think we underestimated how long it would take to go through that process. I wasn’t satisfied with how quickly we moved out of kind of the older priced product into the newer priced product.

Michael Feldman - HST Capital - Analyst

Right.

Ed Mercadante - DrugMax Inc. - Co-Chairman and CEO

And I think you’re going to see it in the, in this quarter and Q3 and I think you’re going to see it in Q4 substantially.

Michael Feldman - HST Capital - Analyst

Okay, okay and then final question, just in terms of — I’m trying to keep track of a bit of a same store sales number, is there any — were the same number of stores in place this quarter compared to last?

Ed Mercadante - DrugMax Inc. - Co-Chairman and CEO

Yes.

Michael Feldman - HST Capital - Analyst

Okay.

Ed Mercadante - DrugMax Inc. - Co-Chairman and CEO

Yes, yes.

Michael Feldman - HST Capital - Analyst

Thank you.

Ed Mercadante - DrugMax Inc. - Co-Chairman and CEO

And actually, we don’t measure — I think what you’re going to — I just want to kind of give you a — I know in a retail metric same store sales is kind of a metric that you measure for the healthy condition, but I think in pharmacy where 94% of our sales come out of pharmacy and as we continually change from branded to generic you have to kind of — we’re going to start giving you some market metrics to measure that and measure some of the other metrics associated with the business, give you a better pulse on the health of the units.

Michael Feldman - HST Capital - Analyst

Okay and so that’s coming in the next couple of quarters?

Ed Mercadante - DrugMax Inc. - Co-Chairman and CEO

Yes, yes, definitely.

Michael Feldman - HST Capital - Analyst

Great, okay thank you.

Operator

Gentlemen your next question will come from the line of Glen Garmont with First Albany Capital. Please proceed.

Glen Garmont - First Albany Capital - Analyst

Hey good morning guys.

Ed Mercadante - DrugMax Inc. - Co-Chairman and CEO

Hey Glen.

James Searson - DrugMax Inc. - CFO

Hey Glen.

Glen Garmont - First Albany Capital - Analyst

Ed, quick question, I think I missed — during your prepared remarks you had mentioned that you thought the proceeds form the sale of the branded distribution business would enable you — did you say would enable you to reduce your senior debt by 23%?

Ed Mercadante - DrugMax Inc. - Co-Chairman and CEO

That’s correct.

Glen Garmont - First Albany Capital - Analyst

All right. So, the 25 million of notes — so that implies proceeds of somewhere between 5 and 6 million, am I doing that math right?

Ed Mercadante - DrugMax Inc. - Co-Chairman and CEO

We have senior debt — go ahead.

James Searson - DrugMax Inc. - CFO

Senior debt, Glen is in the low 40 million. So, 41, 42 million.

Glen Garmont - First Albany Capital - Analyst

Oh, okay.

James Searson - DrugMax Inc. - CFO

Okay.

Glen Garmont - First Albany Capital - Analyst

Okay. And then you talked about the intuitive, it sounds like we’re going to get an announcement on an additional work site pharmacy in the third quarter, on the other side of the business, sort of the point of care pharmacies, how many do you operate today and what do you see the Company operating at the end of the year?

Ed Mercadante - DrugMax Inc. - Co-Chairman and CEO

In straight pharmacies on the, on the point of care pharmacies we operate today 74 pharmacies. We have 1 work site pharmacy. We have 1 home health center. We have a mail order distribution platform for our pharmacy, our chronic meds. That’s how our 77 locations break out. I think that what you’re going to see is as our balance sheet improves Glen, because it really has been largely determined by our balance sheet. There’s an abundance of growth opportunities out there.

As our balance sheet improves, as we refinance the Company with the new senior debt facility, I think you’re going to see us really dive back in to looking at expansion opportunities at the point of care. There’s just a tremendous amount of opportunity. Both acquisition and organic growth and I think that the organic growth and the acquisition will be about 50/50.

Glen Garmont - First Albany Capital - Analyst

Okay. Ed, have you ever quantified, or can you quantify what the generic mix is and how that stacks up relative to a quarter ago or a year ago in those point of care pharmacies?

Ed Mercadante - DrugMax Inc. - Co-Chairman and CEO

Yes, we put this out in 10K, it was in — it was buried in the 10K but we’re going to put more guidance on it in the future. Our pharmacies are above 50% generic mix on dispensing and that’s improved steadily quarter by quarter so that, right now we’re darn near 54% generic dispensing in this last quarter. So, on the overall number of scripts. That’s not revenues, that’s — its not 54% of dollars its, its scripts.

Glen Garmont - First Albany Capital - Analyst

Right, right. Okay. Okay great.

Ed Mercadante - DrugMax Inc. - Co-Chairman and CEO

Did I answer that for you?

Glen Garmont - First Albany Capital - Analyst

Yes, that’s great. Thanks very much.

Ed Mercadante - DrugMax Inc. - Co-Chairman and CEO

Okay.

Operator

And at this time that concludes our question and answer session. I will now turn the call back over to management for closing remarks.

Ed Mercadante - DrugMax Inc. - Co-Chairman and CEO

Well, we’d like to thank everybody for participating in the call. As usual if any of you from the shareholders side or investor, or analyst side would like to call us feel free to call us and we’ll answer any questions. Thank you for participating and supporting the Company.

Operator

Thank you for your participation in today’s conference. This concludes your presentation and you may now disconnect. Everyone have a wonderful day.